Exhibit 99.1

STRAWBERRY FIELDS REIT INC. DECLARES 2022 CASH DIVIDEND OF $0.10 PER COMMON SHARE

South Bend, IN. November 22, 2022 (PRNewswire) – Strawberry Fields REIT, Inc. (OTCQX: STRW) (“Strawberry Fields” or the “Company”) today announced that its Board of Directors has authorized and the Company has declared a cash dividend on its common stock (the “Common Stock”) in the amount of $0.10 per share (the “Dividend”). The Dividend will be payable in cash on December 20, 2022, to stockholders of record as of the close of business on December 2, 2022.

The Company intends to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2022. The Dividend is intended to fulfill the Company’s distribution requirement for 2022 to qualify and maintain its status as a REIT. The required amount of the distribution for 2022 is expected to be affected by a reduction in taxable income in 2022 due to the recognition of foreign currency losses incurred in connection with the repayment of the Company’s bond debt denominated in New Israeli Shekels (“NIS”).

For 2023, the Company currently expects that it will be able to make quarterly cash dividends in the range of $0.10 to $0.15 per share. This guidance is based on the Company’s current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the Company’s reports filed with the Securities and Exchange Commission.

Moishe Gubin the Company’s Chairman & CEO said: “I am pleased to announce the Company’s first dividend. I look forward to the Company’s continued growth and increasing shareholder value in 2023 and beyond.”

About Strawberry Fields REIT Inc.

Strawberry Fields REIT, Inc., is a self-administered real estate investment trust engaged in the ownership, acquisition, development and leasing of skilled nursing and certain other healthcare-related properties. The Company’s portfolio includes 79 healthcare properties, of which 78 are owned, located throughout the states of Arkansas, Illinois, Indiana, Kentucky, Michigan, Ohio, Oklahoma, Tennessee and Texas. The properties comprise 85 healthcare facilities, consisting of 74 stand-alone skilled nursing facilities, two dual-purpose facilities used as both skilled nursing facilities and long-term acute care hospitals, and three assisted living facilities.

Forward Looking Statements

Certain statements in this report may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including, but not limited to, statements regarding expectations regarding our future operating results and the making of distributions and the payment of dividends. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could have a material adverse effect on future operating results and dividends include, but are not limited to: (i) the COVID-19 pandemic and the measures taken to prevent its spread and the related impact on our business or the businesses of our tenants; (ii) the ability and willingness of our tenants to meet and/or perform their obligations under the triple-net leases we have entered into with them, including, without limitation, their respective obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; (iii) the ability of our tenants to comply with applicable laws, rules and regulations in the operation of the properties we lease to them; (iv) the ability and willingness of our tenants to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant, as well as any obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant; (v) the availability of and the ability to identify (a) tenants who meet our credit and operating standards, (vi) the ability to generate sufficient cash flows to service our outstanding indebtedness; (vii) access to debt and equity capital markets; (viii) fluctuating interest rates; (ix) the ability to retain our key management personnel; (x) the ability to maintain our status as a real estate investment trust (“REIT”); (xi) changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; (xii) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xiii) any additional factors included under “Risk Factors” in our Registration Statement on Form 10 dated July 12, 2022, including in the section entitled “Risk Factors” in Item 1A of Part I of such report, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission (the “SEC”).

Forward-looking statements speak only as of the date of this press release. Except in the normal course of our public disclosure obligations, we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any statement is based.

Contacts

Investor Relations:
Strawberry Fields REIT, Inc.
IR@sfreit.com
+1 (773) 747-4100